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EXHIBIT 99.1


[LANTRONIX]
================================================================================

FOR IMMEDIATE RELEASE

        LANTRONIX, INC. EXPECTED TO REPORT POSITIVE CASH FLOW RESULTS FOR
                           FISCAL 2005 FOURTH QUARTER
         -- FORECASTS FISCAL 2006 REVENUE GROWTH OF 10 TO 15 PERCENT --

IRVINE, CA, JULY 11, 2005 - Irvine, CA - Lantronix, Inc. (NASDAQ: LTRX) today announced that the company expects to report positive cash flow of approximately $75,000 for its fiscal fourth quarter ended June 30, 2005, in line with its earlier guidance. The company expects to report a cash and cash equivalents balance of approximately $6.7 million as of June 30, 2005.

The company also stated that it expects to report revenues in the range of $12.1 to $12.3 million, which represents modest year-over-year revenue growth for the fiscal 2005 fourth quarter, primarily as a result of continued growth in the company's Device Networking business. For the fiscal 2004 fourth quarter, the company reported $11.9 million in total revenues.

The company is scheduled to report its audited results for the fiscal year ended June 30, 2005 on September 8, 2005.

FISCAL 2006 OUTLOOK

"As we enter our new fiscal year, we are pleased to have achieved this key milestone of positive cash flow," said Marc Nussbaum, chief executive officer and president. "With our improving operating fundamentals and traction of our Device Networking products, which now represent approximately two-thirds of our business, Lantronix is well positioned to leverage acceleration in the emerging M2M market. We expect continuing long term growth in the device networking sector, and after three years of flat revenues our outlook is for top line revenue growth in the range of 10-15 percent in fiscal year 2006. We also expect to achieve quarterly profitability during the latter part of the 2006 fiscal year."

About Lantronix

Lantronix, Inc. (NASDAQ: LTRX) provides technology solutions that deliver Net Intelligence(TM), helping businesses remotely manage network infrastructure equipment and rapidly network-enable their physical electronic devices. Lantronix connectivity solutions securely link a company's electronic assets through the network, allow access to business-critical data within each device and convert that data into actionable information. With this new intelligence, companies can achieve greater efficiencies, reduce resource consumption and proactively transform the way they do business. The leader in device networking and secure remote management solutions, Lantronix was founded in 1989 and has its worldwide headquarters in Irvine, California. For more information, visit WWW.LANTRONIX.COM.

This news release contains forward-looking statements, including statements concerning fourth quarter financial results, anticipated growth in the Device Networking sector and the company's expectations concerning its operating results for the 2005 and 2006 fiscal years. These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that could cause actual reported results and outcomes to differ

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materially from those expressed in the forward-looking statements, including but not limited to: final accounting for the fourth quarter, including any accounting adjustments made in closing the quarter; market acceptance of Lantronix products by its customers; pricing trends; actions by competitors; future revenues and margins; changes in the cost or availability of critical components; the outcome of significant litigation; unusual or unexpected expenses; cash usage; and other factors that may affect financial performance. For a more detailed discussion of these and other risks and uncertainties, see the company's most recent Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.


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Lantronix is a registered trademark of Lantronix, Inc. All other trademarks are properties of their respective owners.

Media Contacts:    Jim Kerrigan, CFO
                   Lantronix
                   949-453-3990